UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 3, 2014

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36576 (Commission File Number)	20-0198082 (I.R.S. Employer Identification No.)

Three Radnor Corporate Center 100 Matsonford Road, Suite 304 Radnor, PA (Address of principal executive offices)	19087 (Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 3, 2014, we entered into a First Amendment to Loan and Security Agreement (the “Loan Agreement”) with Square 1 Bank (the “Amendment”).  The Amendment increases the term loan availability under the Loan Agreement from $2.0 million to $12.0 million.  In addition to the $2.0 million term loan currently outstanding, we borrowed $5.0 million under the Loan Agreement on December 3, 2014.  Our ability to borrow under the remaining to tranches of $2.5 million each depends on meeting certain clinical trial milestones.  The availability end dates of those two tranches are September 1, 2015 and March 31, 2016, respectively.

The term loans under the Amendment will bear interest on the outstanding daily balance thereof at a variable annual rate equal to the greater of 3.25% above the prime rate then in effect or 6.50%.  We will pay interest only through December 3, 2015, except that if we meet a clinical development milestone, the interest-only end date will be extended to June 3, 2016.  The term loan maturity date is December 3, 2017, which will be extended to June 3, 2018 if that same clinical trial milestone is met.

A copy of the Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  The description of the Amendment is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Loan and Security Agreement dated as of December 3, 2014 between Square 1 Bank and Marinus Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer, Secretary and Treasurer

Date:  December 3, 2014